Exhibit 99.11

CCS POWER FINANCE CO, LLC

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2025 and December 31, 2024 for the Three and Six-Months Periods Ended June 30, 2025

CCS POWER FINANCE CO, LLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

	June 30, 2025	December 31, 2024
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$10,968	$20,897
Financial assurance - short term	-	200
Trade accounts receivable, net	15,658	1,928
Unbilled accounts receivable	10,452	12,079
Other current assets	2,717	3,377
Total current assets	39,795	38,481

Financial assurance - long term	147	147
Property and equipment, net	11,332	12,547
Intangible assets, net	110,245	119,078
Goodwill	126,746	126,746
Lease Right of Use Asset	1,680	1,886
Other assets	1,038	1,065
Total assets	290,983	299,950

LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
Trade accounts payable	7,866	2,780
Accrued customer payments	38,502	48,033
Accrued payroll, benefits, and other	5,925	5,957
Debt - short term	26,413	16,413
Lease Liability - short term	571	550
Other current liabilities	11,215	-
Total current liabilities	90,492	73,733

Debt - long term	83,750	85,494
Debt due to related parties	16,500	16,500
Accrued liabilities due to related parties	2,639	1,773
Deferred tax liabilities	17,863	18,407
Lease Liability - long term	1,454	1,705
Other liabilities	120	208
Total liabilities	212,818	197,820

Members' equity	78,165	102,130
Total members' equity	78,165	102,130
Total liabilities and members' equity	$290,983	$299,950

The accompanying notes are an integral part of these condensed consolidated financial statements.	2

CCS POWER FINANCE CO, LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Revenue	$39,112	$35,942	$63,784	$67,656
Cost of revenue	26,981	23,246	44,389	45,009
Gross profit	12,131	12,696	19,395	22,647

Operating expenses
Compensation	9,833	9,429	19,422	18,702
General & administrative	3,386	3,513	5,917	7,017
Amortization & depreciation	5,783	5,411	11,348	10,836
Related party advisory fees	-	10	-	10
Transaction & other expenses	274	560	452	937
Operating (loss)	(7,145)	(6,227)	(17,744)	(14,855)

Interest expense	3,496	3,288	6,717	6,323
(Loss) before income taxes	(10,641)	(9,515)	(24,461)	(21,178)

Provision for income tax expense (benefit)	(227)	(225)	(496)	(525)
Net (loss)	$(10,414)	$(9,290)	$(23,965)	$(20,653)

The accompanying notes are an integral part of these condensed consolidated financial statements.	3

CCS POWER FINANCE CO, LLC

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

(IN THOUSANDS)

Total Members' Equity
Balance at December 31, 2024	$102,130
Net loss	(13,551)
Balance at March 31, 2025	$88,579
Net loss	(10,414)
Balance at June 30, 2025	$78,165

The accompanying notes are an integral part of these condensed consolidated financial statements.	4

CCS POWER FINANCE CO, LLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

	Six months ended June 30,
	2025	2024
Cash flows from operating activities
Net (loss)	$(23,965)	$(20,653)
Adjustments to reconcile net (loss) to net cash (used in) operating activities:
Amortization & depreciation	11,348	10,836
Amortization of operating lease right-of-use assets	206	346
Amortization of debt issuance costs	556	556
Deferred taxes	(544)	(641)
Changes in operating assets & liabilities:
Trade accounts receivable, net and unbilled accounts receivable	(12,103)	6,461
Other current assets	660	(987)
Financial assurance short and long term	200	721
Other assets	27	-
Trade accounts payable	5,086	(1)
Accrued customer payments	(9,531)	(8,546)
Accrued payroll, benefits, and other	(32)	(3,984)
Other current liabilities	11,236	(75)
Accrued liabilities due to related parties	866	680
Other liabilities	(339)	(844)
Net cash provided by (used in) operating activities	(16,329)	(16,131)

Cash flows from investing activities
Capital expenditures	(1,300)	(2,283)
Net cash (used in) investing activities	(1,300)	(2,283)

Cash flows from financing activities
Issuance of related party debt	-	5,940
Borrowing under revolving credit facility	10,000	-
Principal repayment	(2,300)	(2,200)
Distributions	-	(5,847)
Net cash provided by (used in) financing activities	7,700	(2,107)

Net change in cash and cash equivalents	(9,929)	(20,521)
Cash and cash equivalents at beginning of period	20,897	34,359
Cash and cash equivalents at end of period	$10,968	$13,838

The accompanying notes are an integral part of these condensed consolidated financial statements.	5

CCS POWER FINANCE CO, LLC

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2025 AND DECEMBER 31, 2024

Note 1—Description of Business and basis of consolidation

Description of Business – Enerwise Global Technologies, LLC d/b/a CPower (hereinafter “we”, “us”, “our”, “Enerwise”) is a Delaware Limited Liability Corporation. Enerwise provides intelligent energy management solutions to utilities, independent system operators (“ISOs”) and regional transmission organizations (“RTO”) that manage programs and/or auctions in which commercial and industrial (“C&I”) customers participate. The Enerwise solutions are delivered through the management of C&I megawatts in open and regulated markets.

On December 21, 2018, Enerwise and its parent company, CPower Holdings, LLC entered into a Stock Purchase Agreement (the "Acquisition Agreement") with CPower Acquisition Company, LLC (“CPower A”) whereby all outstanding shares were acquired by CPower A, which represented a transfer of ownership.

Effective January 31, 2019 Enerwise Global Technologies d/b/a CPower converted from a Delaware Corporation to a Delaware Limited Liability Company.

On February 1, 2019, CPower A transferred 98% common ownership interest of Enerwise to CCS Power Finance Co, LLC (“Power Finance”) which constituted a common control transaction under Accounting Standards Codification (ASC) 805 Business Combinations, as the two entities are under the control of the same parent. The transfer of ownership was recorded at historical cost and the condensed consolidated financial statements include Enerwise activity commencing on January 1, 2019.

Principles of Consolidation – The condensed consolidated financial statements include the accounts of CCS Power Finance Co., LLC, CCS Acquisition Holdco, LLC, CPower Acquisition Company, LLC and Enerwise Global Technologies, LLC d/b/a CPower (collectively referred to as the “Company”) and have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Intercompany transactions and balances are eliminated upon consolidation.

Note 2—Significant accounting policies

Basis of presentation – The interim condensed consolidated financial statements have been prepared without audit, in accordance with the U.S. generally accepted accounting principles (U.S. GAAP). Certain information and footnote disclosures normally included in annual financial statements have been condensed or omitted as permitted by such rules and regulations. All normal recurring adjustments have been included, and intercompany transactions have been eliminated in the interim condensed consolidated financial statements. Management believes the disclosures are adequate to present fairly the financial position, results of operations, and cash flows at the dates and for the periods presented. These interim condensed consolidated statements should be read in conjunction with the audited consolidated financial statements and related notes for the year ended December 31, 2024. Results for interim periods are not necessarily indicative of those to be expected for the fiscal year.

CCS POWER FINANCE CO, LLC

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2025 AND DECEMBER 31, 2024

Note 2—Significant accounting policies (continued)

Use of estimates – The preparation of condensed consolidated financial statements in conformity with U.S. GAAP, which requires management of the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the condensed consolidated financial statements and the reported amounts of revenue and expense during the reporting period. Significant estimates include the valuation of intangible assets resulting from acquisitions, provisions required for allowance for doubtful accounts, non-collectible accounts receivable, revenues, accrued customer payments, and tax reserves.

The Company bases its estimates on historical experience and various other assumptions that it believes to be reasonable under the circumstances. Changes in estimates are recorded in the period in which they become known. Actual results could differ materially from those estimates.

Cash and cash equivalents – The Company considers cash equivalents to be all highly liquid investments with an original maturity of three months or less when purchased. Cash and cash equivalents consist of cash deposited in banks.

Financial assurance - The Company maintains funds in conjunction with open markets to collateralize the performance of its positions. The balances are deposited directly with the ISOs, RTOs, utilities, their designated agent or through letters of credit. These amounts have been classified on the condensed consolidated balance sheet as short term or long term based on the underlying restriction.

Allowance for doubtful accounts – The Company reviews the outstanding accounts receivable on a monthly basis, as well as uncollectable account adjustments experienced in the past, and establishes an allowance for doubtful accounts when necessary. Account balances are reduced against the allowance for doubtful accounts when the Company determines it is probable the receivable will not be recovered.

Property and equipment, net – Property and equipment are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the depreciable assets. Leasehold improvements are depreciated over the shorter of the lease term or useful life. Improvements are capitalized while repairs and maintenance are expensed as incurred. Costs associated with internally developed software are recorded in Work in Progress subcategory and reclassified to Software subcategory once ready for its intended use. Balances of major classes of property and equipment are as follows (in thousands):

	Estimated Useful Life	June 30, 2025	December 31, 2024
Property and equipment Equipment	3	$638	$504
Software	3	23,301	18,430
Furniture & Fixtures	5	2	2
Leasehold Improvements	3-10	205	205
Work in Progress	N/A	577	4,282
Total		24,723	23,423
Less accumulated depreciation		(13,391)	(10,876)
Property and equipment, net		$11,332	$12,547

CCS POWER FINANCE CO, LLC

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2025 AND DECEMBER 31, 2024

Note 2—Significant accounting policies (continued)

Risks and uncertainties – The Company’s performance is subject to a variety of factors, including the economy, the regulatory environment, and the electricity markets. As with any operations within the power and utilities industry, the Company is subject to risk, including customer performance, market and regulatory compliance, operator error, or catastrophic events such as fires, earthquakes, floods, extreme weather, explosions, pandemics or other similar occurrences affecting a power supply and demand. The occurrence of any of these events could significantly impact the revenues generated or significantly increase the expenses incurred.

Fair value of financial instruments – The Company uses financial instruments in the normal course of business, including Cash and cash equivalents, Financial assurance, Trade accounts receivable, Unbilled accounts receivable, Trade accounts payable, Accrued customer payments, and Accrued payroll, benefits and other. The carrying values of these financial instruments approximate their respective fair values at the Condensed Consolidated Balance Sheet date due to the short-term maturity of these assets and liabilities.

ASC 820, Fair Value Measurements and Disclosures describe three levels of inputs that may be used to measure fair value:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2 – Pricing inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors and current market and agreement prices for the underlying instruments, as well as other relevant economic measures. Substantially all assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace.

Level 3 – Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

Revenue recognition and cost of revenue – The Company derives the majority of its revenues from participation in utility, RTO, or ISO programs, which require the Company to provide electric capacity through demand reduction when a utility, RTO, or ISO calls an event to curtail electrical usage. Revenues are earned based on the Company’s ability to deliver capacity. In order to provide capacity, the Company manages a portfolio of C&I end users’ electric loads. Capacity amounts are verified through the results of actual events or tests, which take place throughout the calendar year. Cash payments are received from RTOs, ISOs, and utilities for participation throughout the year.

CCS POWER FINANCE CO, LLC

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2025 AND DECEMBER 31, 2024

Note 2—Significant accounting policies (continued)

Within certain markets, the Company may utilize the incremental auctions held prior to the commencement of the delivery year or may enter into bilateral agreements with other market demand or supply-side providers to fulfill a portion of the megawatts previously awarded (“Wholesale Capacity”). If the Company is released from its obligations to fulfill commitment through an auction or a bilateral agreement, the Company recognizes revenue net of related cost of revenue over the delivery year.

The Company recognizes revenue in accordance with ASU 2014-09, Revenue from Contracts with Customers, (referred collectively herein as “Topic 606”). The Company applies the invoicing practical expedient to recognize revenues, except in circumstances where the invoiced amount does not represent the value transferred to the customer. Revenues derived from Wholesale Capacity are presented net of costs.

Disaggregated revenue by type for the three months ended June 30, 2025 and June 30, 2024 and the six months ended June 30, 2025 and June 30, 2024 was as follows (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Demand Response	$38,795	$36,743	$64,949	$69,418
Wholesale Capacity	(513)	(801)	(1,995)	(1,762)
Other	830	-	830	-
Total Revenues	$39,112	$35,942	$63,784	$67,656

Impairment of long-lived assets – The Company evaluates the recoverability of long-lived assets whenever events or changes in circumstances indicate that the carrying amount should be assessed by comparing their carrying value to the undiscounted estimated future net operating cash flows expected to be derived from such assets. If such evaluation indicates a potential impairment, a discounted cash flow analysis is used to measure fair value in determining the amount of these assets that should be written off. During the years ended December 31, 2024 and December 2023, no impairment charges were recognized.

Income taxes - Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the condensed consolidated financial statements’ carrying amount of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that the tax benefits will not be realized. Management has evaluated all other tax positions that could have a significant effect on the condensed consolidated financial statements and determined the Company has no uncertain income tax positions at June 30, 2025 and December 31, 2024. Accordingly, no related penalties or interest were recognized in the condensed consolidated financial statements.

CCS POWER FINANCE CO, LLC

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2025 AND DECEMBER 31, 2024

Note 2—Significant accounting policies (continued)

Recent Accounting Pronouncements

In December 2023, FASB issued ASU 2024-01, Income Taxes (Topic 740): Improvements to Income Tax Disclosures to enhance the transparency and decision usefulness of income tax disclosures. ASU 2023-09 requires certain quantitative rate reconciliation disclosures for public entities. Additionally, this ASU requires all entities to disclose income taxes paid disaggregated by jurisdiction. ASU 2023-09 is effective for the Company for fiscal years beginning after December 15, 2025. The Company is currently evaluating the impact of the standard on the Company’s condensed consolidated financial statements.

Note 3—Intangible Assets and Goodwill

The Company’s intangible assets, as of June 30, 2025 and December 31, 2024, consisted of the following (in thousands):

	Estimated Useful Life (in Years)	June 30, 2025	December 31, 2024
Customer and Partner Relationships	12	$174,990	$174,990
Trade Name	20	25,000	25,000
Developed Technology	12	22,000	22,000
Total Intangibles		221,990	221,990
Accumulated Amortization		(111,745)	(102,912)
Intangibles, net		$110,245	$119,078

Goodwill		$126,746	$126,746

The Company amortizes intangible assets using the straight-line method and reviews for impairment if it determines there was a triggering event. The Company recorded $4,416 thousand of intangible amortization expense for the three months ended June 30, 2025 and June 30, 2024. The Company recorded $8,833 thousand of intangible amortization expense for the six months ended June 30, 2025 and June 30, 2024. These amounts are included in Amortization and depreciation in the Condensed Consolidated Statements of Operations. Estimated aggregate intangible amortization expense for each of the next five years is $17,666 thousand.

Goodwill is not amortized but is tested for impairment annually, during the fourth quarter, and when events or changes in circumstances indicate that the carrying value may not be recoverable.

Note 4—Accounts receivable, net

Trade accounts receivable, net of the allowance for doubtful accounts of $0 thousand, as of June 30, 2025 and December 31, 2024 totaled $15,658 thousand and $1,928 thousand, respectively. The balances represent revenues earned and invoiced or with a right to invoice. The balances primarily consist of amounts owed to the Company from the Utility, ISO or RTO. Certain reserve amounts have been reclassified to Other current liabilities for consistency with the current year presentation. These reclassifications had no effect on the reported results of condensed consolidated statement of operations.

CCS POWER FINANCE CO, LLC

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2025 AND DECEMBER 31, 2024

Note 4—Accounts receivable, net (continued)

Unbilled accounts receivable as of June 30, 2025 and December 31, 2024 totaled $10,452 thousand and $12,079 thousand, respectively. Unbilled accounts receivable represents amounts that the Company will invoice pursuant to the Company’s future billings for services rendered though the balance sheet date.

Note 5—Income taxes

The Company utilizes the asset and liability method of accounting for income taxes. Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, as well as operating loss carryforwards.

Effective January 31, 2019 Enerwise Global Technologies d/b/a CPower converted from a Delaware Corporation to a Delaware Limited Liability Company, taxed as a partnership and considered a pass-through entity for tax purposes.

Under ASC Topic 740, Enerwise Global Technologies, LLC recognized the effect of the change in tax status on the net deferred tax assets and liabilities as of January 31, 2019. As a result, Enerwise’s parent company CPower Acquisition Company, LLC, which is taxed as a C Corporation, recognized deferred tax assets and liabilities from its interest in Enerwise Global Technologies, LLC and its assumption of certain of its tax attributes. CCS Power Finance Co, LLC is a disregarded entity for tax purposes. The provision for income taxes reflects the activity of its subsidiaries, as described in Note 1, Description of Business and Basis of Consolidation.

The income tax provision consisted of the following:

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Income/(Loss before income taxes	(1,055)	(1,253)	(2,134)	(2,563)
Income tax expense/(benefit)	(269)	(313)	(544)	(641)
Effective income tax rate	25.5%	25.0%	25.5%	25.0%

The income tax provision represents the stand-alone income activity for CCS Acquisition Holdco LLC, which is consolidated under CCS Power Finance Co LLC. For the three and six months ended June 30, 2025, the effective tax rate was higher than the statutory rate of 21% primarily due to the state tax expense. The 2025 effective tax rate was higher primarily due to the change in the state apportionment and increased state tax expense.

For the three and six months ended June 30, 2024, the effective tax rate was higher than the statutory rate of 21% primarily due to the state tax expense and permanent differences.

As of December 31, 2024, the Company had determined no liabilities for uncertain tax positions should be recorded. The Company’s tax years ended December 31, 2021 through December 31, 2024 are subject to examination by the federal and state tax authorities.

CCS POWER FINANCE CO, LLC

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2025 AND DECEMBER 31, 2024

Note 6—Accrued customer payments and trade accounts payable

Accrued customer payments as of June 30, 2025 and December 31, 2024 consisted of program participant payments. The Company pays participants within a specified period after receipt of payment from the utility, ISO or RTO.

Trade accounts payable as of June 30, 2025 and December 31, 2024 consisted of vendor payables and trade accruals. The Company pays vendors within a specified period, typically within 30 days of invoice date.

Note 7—Concentrations of credit risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of Cash, Financial assurance, Trade accounts receivable, and Unbilled accounts receivable. Cash accounts are generally held at major financial institutions. Financial assurance, Trade accounts receivable, and Unbilled accounts receivable is concentrated within Utility, ISO, RTO. This industry concentration may impact the Company’s overall exposure to credit risk, either positively or negatively, in that these entities may be similarly affected by changes in economic, industry or other conditions.

Financial assurance, Trade accounts receivable, and Unbilled accounts receivable are concentrated within entities engaged in the energy industry. These industry concentrations may impact the Company’s overall exposure to credit risk, either positively or negatively, in that customers may be similarly affected by changes in economic, industry or other conditions.

As of and for the years ended June 30, 2025 and December 31, 2024, three ISOs/RTOs/utilities accounted for 78% and 71% of revenues, and 75% and 59% of accounts receivable, respectively. Loss of revenues from any of these ISOs/RTOs/utilities would be material to the Company’s operations.

Note 8—Borrowings and credit agreements

On May 17, 2019, the Company entered into a credit agreement with a group of lenders (Credit Agreement) which was funded on the same date. The Credit Agreement consists of the following:

a)	a $120,000 thousand five-year term loan (the Term Loan); and

b)	a $20,000 thousand five-year revolving credit facility (the Revolver) used to (i) finance working capital and for general corporate purposes, (ii) support obligations under certain agreements and (iii) satisfy certain collateral requirements with respect to maintenance and operations.

The interest rates on outstanding loans under the Credit Agreement were adjusted for each interest period based on an election made by the company between 1) adjusted Eurodollar rate plus a spread of 3.50% and 2) Alternate Base Rate. The Alternate Base Rate was defined as the greatest of the following plus a spread of 2.50%: (a) Base Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1.00%, and (c) Adjusted Eurodollar Rate in effect on such day plus 1.00%; Base Rate is the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1.00%, and (c) Adjusted Eurodollar Rate in effect on such day plus 1.00%. The elections and interest rates were determined on a monthly basis.

CCS POWER FINANCE CO, LLC

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2025 AND DECEMBER 31, 2024

Note 8—Borrowings and credit agreements (continued)

Mandatory amortization of the Term Loan ranged from 0.50% to 3.50% of the original outstanding principal amount, payable quarterly.

On April 14, 2022, the Company executed an amendment to the existing Credit Agreement (“Amended Credit Agreement”) whereby maturity has been extended until December 31, 2026, and an additional $180,000 thousand of commitment under the Revolver is made available for issuance of letters of credit to provide credit support to contractual counterparties or other similar payment or performance assurance. Debt issuance costs totaled $4,458 thousand.

The interest rates on outstanding loans under the Amended Credit Agreement are adjusted for each interest period based on an election made by the company, which historically has been on a monthly basis, between (a) ABR Borrowing defined as Base Rate plus 2.25% and (b) SOFR Borrowing defined as Adjusted Term SOFR plus 3.25%. ABR is defined as the greatest (a) the rate that the Administrative Agent announces from time to time as its prime or base commercial lending rate, as in effect from time to time or (b) the sum of (i) the Federal Funds Effective Rate in effect on such day plus (ii) 0.50% and (c) the sum of (i) the Adjusted Term SOFR for a one-month tenor in effect on such day plus (ii) 1.00%. Adjusted Term SOFR is defined as SOFR reference rate for a tenor comparable to the applicable interest period plus 0.07% for a one month election. The interest rate in effect at June 30, 2025 and December 31, 2024 for the Term Loan and Revolver is 7.65% and 7.89% respectively. Interest is payable on the Term Loan and Revolver on a monthly basis.

As of June 30, 2025 and December 31, 2024, there were $91,831 thousand and $94,131 thousand outstanding under the Term Loan, respectively, and $20,000 thousand and $10,000 thousand outstanding under the Revolver. As of June 30, 2025 and December 31, 2024, $67,600 thousand and $48,975 thousand, respectively, of the Revolver have been used to issue standby letters of credit to collateralize performance of the Company’s positions with ISOs, RTOs, and utilities in which it operates. As such, the amount available under the Revolver is $112,400 and $141,025 as of June 30, 2025 and December 31, 2024. See Note 9 – Commitments and Contingencies. The Credit Agreement contains certain financial, affirmative and negative covenants, the Company was in compliance with all covenants throughout 2025 and 2024. On May 7, 2025, the Company obtained a waiver from its lenders related to a financial covenant under the Amended Credit Agreement for the quarter ending on June 30, 2025.

Pursuant to the Amended Credit Agreement and driven by PJM base residual capacity prices for the 2023/2024 delivery year, the Company’s parent CCS Intermediate Holdco, LLC, which is indirectly majority owned by CCS Class A Member, LLC a wholly owned subsidiary of LS Power Equity Partners IV, LP, is required to make an equity contribution totaling $16,500 thousand, in equal installments over a 12 month period commencing in June 2023. To fulfill this equity contribution obligation, CCS Intermediate Holdco, LLC entered into a related party subordinated loan with the Company. See Note 13 – Related Party Transactions. As of June 30, 2025 and December 31, 2024, CCS Intermediate Holdco, LLC, has made $0 thousand and $5,940 thousand, respectively, in total contributions to the Company.

CCS POWER FINANCE CO, LLC

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2025 AND DECEMBER 31, 2024

Note 9—Commitments and contingencies

Guarantees – The Company has guaranteed the electrical capacity it has committed to deliver pursuant to certain long-term contracts or open market biddings with ISOs, RTOs and utilities. Such guarantees may be secured by cash, letters of credit, performance bonds, or third-party guarantees.

Off-balance sheet arrangements - Standby letters of credit

In the ordinary course of business, the Company has entered into collateral arrangements in the form of standby letters of credit issued under its Revolver, in favor of the ISOs, RTOs and utilities with which it operates. At June 30, 2025 and December 31, 2024, these collateral arrangements totaled $67,600 thousand and $48,975 thousand, respectively.

Note 10—Related party transactions

The Company is indirectly majority owned by CCS Class A Member, LLC, which is a wholly owned subsidiary of LS Power Equity Partners IV, LP (“LS Power”). LS Power is a related party to an agreement with provisions for repayment of travel and certain administrative and legal expenses. Expenses related to these provisions for the three months and six month ended June 30, 2025 and June 30, 2024 totaled $0 thousand and $10 thousand, respectively, recorded in Related party advisory fees on the Condensed Consolidated Statement of Operations.

On June 30, 2023, the Company entered into a subordinated loan agreement with the Company’s parent CCS Intermediate Holdco, LLC, which is indirectly majority owned by CCS Class A Member, LLC to receive equity contributions pursuant to the Amended Credit Agreement. See Note 9 – Borrowings and credit agreements. The principal amount of the subordinated loan totals $16,500 thousand. The note bears interest of 9.25% per annum and matures on March 31, 2027. As of June 30, 2025, the subordinated loan payable balance consisted of $16,500 thousand principal outstanding plus $2,639 thousand in accrued interest. As of December 31, 2024, the subordinated loan payable balance consisted of $16,500 thousand principal outstanding plus $1,773 thousand in accrued interest.

Certain members of management have loans with an affiliate of the Company for the purchase of stock in that affiliate. The loans are full recourse loans and are not recorded in the Company’s financial statements as the Company is not a party to those loans.

Members of management of Enerwise have been awarded incentive units in CCS Power Holdings, LLC. Such units vest upon change of control as defined by the incentive agreement, which as of June 30, 2025 is deemed remote, accordingly no fair value has been assigned to such units and thus no expense has been recorded for these units.

Note 11 - Equity

In accordance with the Power Finance LLC agreement, the Company is permitted to make distributions to its parent at the parent’s discretion, while maintaining compliance with the Amended Credit Agreement. Distributions for the years ended June 30, 2025 and December 31, 2024 totaled $0 thousand and $5,847 thousand, respectively.

CCS POWER FINANCE CO, LLC

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2025 AND DECEMBER 31, 2024

Note 12—Subsequent events

In preparing these condensed consolidated financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through August 15, 2025, the date these condensed consolidated financial statements were available to be issued. On August 13, 2025, LS Power contributed $40M as a cash contribution to CCS Finance Co., LLC. The Company has concluded that no other subsequent events have occurred that would require recognition or disclosure in the condensed consolidated financial statements.